UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2009

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 7, 2009, Peter Riepenhausen, a member of our Board of Directors, Audit and Finance Committee, Compensation and Stock Option Committee and Nominating and Governance Committee, informed the Board that he will not stand for re-election to the Board when his term expires at the next annual meeting of shareholders.

Additionally, on April 7, 2009, Arthur Taylor, a member of our Board of Directors and chairman of the Audit and Finance Committee, informed the Board that he will not stand for re-election to the Board when his term expires at the next annual meeting of shareholders.

Mr. Riepenhausen and Mr. Taylor will continue to serve as directors of A.P. Pharma until its 2009 Annual Meeting of Shareholders on May 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: April 10, 2009	/s/ Ronald J. Prentki
Ronald J. Prentki
President, Chief Executive Officer and Director